EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-141487, 333-149996, 333-157959, 333-165813, 333-172983 and 333-176318) of Glu Mobile Inc. of our report dated March 14, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Glu Mobile Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 14, 2012